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                                                                   EXHIBIT 10.57


                   AMENDMENT TO EXECUTIVE SEVERANCE AGREEMENT
                   ------------------------------------------

     The Executive Severance Agreement between MILACRON INC., a Delaware Corporation (the "Company") and [___________] (the "Executive") dated as of _______, 2003 (the "Agreement") is hereby amended effective as of February 10, 2004.

                                   AMENDMENTS

1. Section 2 of the Agreement is hereby amended by adding the following new subsection (f) at the end thereof:

     "(f) Notwithstanding any other provision of this Agreement to the contrary, a financial restructuring or recapitalization of the Company that may occur during 2004 (the "2004 Restructuring") shall not result in a "Change in Control" solely for purposes of determining the Executive's benefits under Section 3(a) of this Agreement (but only with respect to equity based awards granted to the Executive on or after February 10, 2004) and Section 3(b) of this Agreement."

2. Section 5(d) of the Agreement is hereby amended by adding the following new subsection (viii) at the end thereof:

     "(viii) if the Executive's Qualifying Termination occurs in the 2004 calendar year and on or after the occurrence of the 2004 Restructuring (as defined in Section 2(f)), a lump sum cash payout of the Executive's annual bonus under the Company's Annual Bonus Program (as defined in Section 3(b)) for such year, the amount of which shall be equal to the Executive's target or base incentive bonus possible under the Annual Bonus Program for that year."

     IN WITNESS WHEREOF, the Executive and the Company have caused this Amendment to the Agreement to be executed as of the date first specified above.

                                        MILACRON INC.



                                        By:___________________________________



                                        EXECUTIVE_____________________________